Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Douglas M. Pasquale
President and Chief Executive Officer
(949) 718-4400

NHP ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

(NEWPORT BEACH, California, April 6, 2005) … Nationwide Health Properties, Inc. (NYSE:NHP) announced today that Mark L. Desmond has resigned as Senior Vice President and Chief Financial Officer and that Abdo H. Khoury has been appointed as Acting Chief Financial Officer. Mr. Khoury is currently the Company’s Senior Vice President and Chief Portfolio Officer and was formerly the Chief Financial Officer and President of ARV Assisted Living, Inc.

“Mark has been with NHP from the beginning and worked closely with Bruce Andrews, our former CEO, to help build the Company into one of the premier healthcare REITs,” said Douglas M. Pasquale, President and Chief Executive Officer. “We are sad to see Mark go and wish him nothing but the best in his future endeavors. That said, we are fortunate to have a talented financial team led by Abdo and David E. Snyder, our Controller, to help make the transition a smooth one.”

Mr. Desmond commented: “I have had an incredibly good run at NHP and am fortunate to have accomplished just about everything I set out to do when I started my career with the Company. However, I am now at a point in my life when I want to explore other opportunities and accept new challenges. I would like to take this opportunity to publicly thank my colleagues at NHP for the opportunity to be a part of NHP’s success. We have accomplished a lot and I firmly believe NHP’s management team is well positioned to accomplish much more.”

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing and long-term care facilities. The Company and its joint venture have investments in 422 facilities in 39 states. For more information on Nationwide Health Properties, Inc. visit our website at http://www.nhp-reit.com.

Certain information contained in this news release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this news release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; occupancy levels at certain facilities; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and the risk factors described in our annual report on Form 10-K filed with the SEC on February 24, 2005.